EXHIBIT 10.18

                             STOCKHOLDERS' AGREEMENT

     THIS STOCKHOLDERS' AGREEMENT (this "AGREEMENT") is dated as of October 25, 1996, by and among Dental Care Alliance, Inc., a Delaware corporation (the "COMPANY"), Steven R. Matzkin, D.D.S., an individual residing in the State of Florida ("MATZKIN"), Curtis Lee Smith, Jr., an individual residing in the State of New Jersey ("SMITH"), Robert F. Raucci, an individual residing in the State of New York ("RAUCCI"') and Crescent International Holdings Limited, a British Virgin Islands corporation ("CIHL" and together with Matzkin, Smith, Raucci and CIHL, the "STOCKHOLDERS" and each individually, a "STOCKHOLDER") (Raucci and CIHL are referred to collectively as the "INVESTORS" and are each, individually an "INVESTOR").

                                    RECITALS:

     A. The Company is authorized to issue 200,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), of which 53,550 shares are issued and outstanding and 15,000 shares of Series A Convertible Preferred Stock, $0.01 par value per share ("Series A Preferred"), of which no shares are issued and outstanding.

     B. Each of the Stockholders currently holds that number of shares of capital stock as set forth opposite such Stockholder's name:

                                     COMMON STOCK           SERIES A PREFERRED
                                     ------------           ------------------

Matzkin                                 20,000                       -
SRM 1993 Children's Trust               20,000                       -
Smith                                    6,500                       -
Raucci                                                              167
CIHL                                                               4,833

     For purposes of the relations between Matzkin and the other Stockholders in this Agreement only, Matzkin shall be deemed to own all interests of the Company held by the SRM 1993 Children's Trust.

     C. The Stockholders and the Company desire to promote their mutual interest by imposing certain transfer restrictions on the shares of Common Stock and Series A Preferred owned by the Stockholders (the "SHARES") and setting forth their agreements and understandings regarding certain other matters relating to the Shares and the Company.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     SECTION 1. DEFINITIONS. As used herein, the following terms shall have the meanings herein specified.

     (a) AFFILIATE. "Affiliate" of any Person means any person, corporation, proprietorship, partnership, trust, limited liability company or other business entity that, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such Person. For purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

     (b) CERTIFICATE OF DESIGNATION. "Certificate of Designation" means that certain Certificate of Designation Fixing Rights, Preferences, and Terms of the Series A Convertible Preferred Stock With a Par Value of $0.01 per Share of Dental Care Alliance, Inc., a Delaware Corporation.

     (c) FIRST CLOSING. "First Closing" means the date of the funding of the initial purchase of Series A Preferred by Investors pursuant to the Purchase Documents.

     (d) GAAP. "GAAP" means generally accepted accounting principles deemed generally accepted under promulgations by the American Institute of Certified Public Accountants.

     (e) INVESTOR OPTION. "Investor Option" means that certain Option Agreement, dated as of October 25, 1996, by and between CIHL and the Company.

     (f) INVESTOR SUBSCRIPTION AGREEMENT. "Investor Subscription Agreement" means that certain Subscription Agreement, dated as of October 2S, 1996, by and among Raucci, CIHL and the Company.

     (g) PERMITTED ISSUANCE. "Permitted Issuance" means an issuance of Common Stock or Underlying Common Stock (or any options or rights to acquire any Common Stock or any securities convertible or exchangeable for Common Stock) by the Company, (i) to employees, directors and officers, pursuant to a stock option plan approved by the Board of Directors (1,530 shares of Common Stock to be initially reserved for issuance pursuant to such plan), (ii) pursuant to the exercise of options, warrants or rights (including, without limitation, rights of conversion) to the extent that such options, warrants or rights were issued pursuant to item (i) above, (iii) pursuant to a stock dividend, stock split or other reclassification of the Common Stock, or (iv) pursuant to the Smith Option, Smith Subscription Agreement, Investor Option or Investor Subscription Agreement.

     (h) PERSON. "Person" means an individual, a sole proprietorship, a corporation, a partnership, a trust, a limited liability company, an unincorporated organization or a government organization or an agency or political subdivision thereof.

     (i) PUBLIC OFFERING. "Public Offering" means a firm commitment underwritten public offering of Common Stock by the Company pursuant to the Securities Act.

     (j) PURCHASE DOCUMENTS. "Purchase Documents shall mean the Investor Subscription Agreement and Investor Option, as the same are amended, modified, supplemented or restated from time to time.

     (k) QUALIFIED INITIAL PUBLIC OFFERING. "Qualified Initial Public Offering' shall be as defined in Schedule 1 to the Certificate of Designation.

     (l) RELATED PARTY. "Related Party" means, with respect to a particular Stockholder, any Person who is the Stockholder's grandparent, parent, brother, sister, spouse, child, aunt, uncle or cousin, whether the relation is through blood or marriage, and each trust created for the benefit of one or more of such Persons and each corporation, entity or other organization in which 100% of the beneficial interest is held by such Person.

     (m) SECURITIES ACT. "Securities Act" means the Securities Act of 1933, as amended, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

     (n) SMITH OPTION. "Smith Option" means that certain Option Agreement, dated as of January 3, 1994, between Curtis Lee Smith, Jr. and Golden Care Holdings, L.C.

     (o) SMITH SUBSCRIPTION AGREEMENT. "Smith Subscription Agreement" means that certain Subscription Agreement, dated as of January 3, 1994, between Curtis Lee Smith, Jr. and Golden Care Holdings, L.C.

     (p) TRANSFER. "Transfer" means any transfer, sale, assignment, hypothecation, pledge, conveyance, gift, encumbrance or other disposition, irrespective of whether any of the foregoing are effected voluntarily or involuntarily, by operation of law or otherwise. Without limiting the foregoing, in the event Smith, Raucci or CIHL shall become Bankrupt or Insolvent or shall become subject to any involuntary transfer of such party's shares by legal process, such party shall be deemed to have proposed to Transfer such party's Shares.

     (q) TRANSFEREE. "Transferee" means the Person desiring to effect a Transfer with a Stockholder.

     (r) "UNDERLYING COMMON STOCK" means (i) Common Stock issued or issuable upon conversion of the Series A Preferred issued or issuable upon conversion of any notes, (ii) Common Stock issued or issuable upon exercise of any other security convertible into shares of Common Stock, (iii) Common Stock or any other security convertible into shares of Common Stock which are obtained upon the exercise of any option or warrant issued or granted by the Company and constitute fully-diluted equity in accordance with GAAP, and (iv) any Common Stock issued or issuable with respect to the securities referred to in clauses
(i) and (ii) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. For purposes of this Agreement, any Person who holds Series A Preferred will be deemed to be the holder of the Underlying Common Stock obtainable upon conversion thereof regardless of any restriction or limitation on the conversion of the Series A Preferred. As to any particular shares constituting Underlying Common Stock, such shares will cease to be Underlying Common Stock when they have been disposed of in any sale of the shares to the public pursuant to an offering registered under the Securities Act or to the public pursuant to the provisions of Rule 144 under the Securities Act (or any similar provision then in force).

     SECTION 2. GENERAL PROHIBITION. Prior to a Qualified Initial Public Offering, a Stockholder may not, without the prior written consent of the Company and the other Stockholders, Transfer to any Person any Shares owned by such Stockholder other than in accordance with the terms of this Agreement. Any purported or attempted Transfer of Shares by a Stockholder in violation of the prohibition on Transfer of Shares contained herein shall be void AB INITIO and of no force or effect.

     SECTION 3. RESTRICTIONS ON TRANSFER OF SHARES.

     (a) Right of First Refusal.

         i) Prior to a Qualified Initial Public Offering, any Stockholder (the "TRANSFERRING STOCKHOLDER") who desires to Transfer more than 50\ of the Shares then owned by such Stockholder in one or a series of related transactions to any Person other than a Related Party, shall give written notice of the contemplated Transfer (the "OFFER NOTICE") to the Company and to the other Stockholders (the "OTHER STOCKHOLDERS"). The Offer Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of Shares the Transferring Stockholder proposes to Transfer (the "OFFERED SHARES") and the terms and conditions of the contemplated Transfer. The Transferring Shareholder will not consummate any Transfer until 45 days after the Offer Notice has been delivered to the Company and to the Other Stockholders, unless all of the Other Stockholders and the Company have notified the Transferring Shareholder of their intent regarding the purchase of the Offered Shares pursuant to SUBSECTION 3(a)(ii)-(iv) prior to the expiration of such 45 day period.


         ii) Each of the Other Stockholders may elect to purchase all (but not less than all) of the Allotted Number (defined below) of the Offered Shares, on the same terms and conditions as those set forth in the Offer Notice, by delivering a written notice of such election to the Transferring Stockholder and the other Stockholders within 20 days after the Offer Notice has been delivered to the Stockholders and the Company. The "ALLOTTED NUMBER" shall mean, with respect to an individual Stockholder, that portion of the Offered Shares (excluding any fractional shares) equal to the product of (x) the quotient determined by dividing the number of Common Stock and Underlying Common Stock owned by such Stockholder by the aggregate number of Common Stock and Underlying Common Stock owned by all of the Stockholders other than the Transferring Stockholder and (y) the Offered Shares. Each of the Other Stockholders who do not wish to purchase such Stockholder's Allotted Number shall deliver a written notice of such election to the Transferring Stockholder and the other Stockholders within 14 days after the Offer Notice has been delivered to the Stockholders and the Company. Failure of an Other Stockholder to notify the Transferring Stockholder as provided herein shall be deemed to be an election by such Other Stockholder not to purchase such Other Stockholder's Allotted Number of Offered Shares.


         iii) If any of the Other Stockholders do not elect to purchase his or its Allotted Number, each of the Other Stockholders desiring to purchase Offered Shares in a number in excess of his or its Allotted Number shall be entitled, within 5 days after such Stockholder receives written notice of the other Stockholder's election not to purchase, to purchase such proportion of those Offered Shares that remain thus undisposed of, as the total number of shares of Common Stock and Underlying Common Stock that he owns bears to the aggregate number of shares of Common Stock and Underlying Common Stock owned by those Other Stockholders desiring to purchase Offered Shares in excess of their Allotted Numbers.

         iv) The Transferring Stockholder shall notify the Company of any of the Offered Shares not purchased by the Other Stockholders pursuant to SUBSECTIONS 3(a)(ii)-(iii), and all of such shares (but not less than all) may be purchased by the Company, on the same terms and conditions as those set forth in the Offer Notice, provided, that within 5 days after notice thereof was delivered to the Company, the Company deliver a written notice of such election to the Transferring Stockholder.


         v) In the event that any or all of the Offered Shares are not purchased by the Company, then such Offered Shares may be disposed of, but only in accordance with the terms of the Offer Notice, within ninety (90) days of the date thereof. In the event the Offered Shares are not transferred to the transferee(s) named in the Offer Notice within ninety (90) days of the Offer Notice and in accordance with the terms of the Offer Notice, all restrictions contained herein shall again be in full force and effect with respect to the Offered Shares.


         vi) The Company and the Stockholders agree that in the event that the Transfer is one which is to be effected voluntarily by the Transferring Stockholder, the purchase price per Share sold and purchased pursuant to this Section shall be the price offered in a Bona Fide Offer to a prospective transferee. As used herein, a "BONA FIDE OFFER" from a Transferee must (i) irrevocable (subject to standard sale conditions) and in writing and (ii) be an offer that the Transferring Stockholder be willing to accept. The Company and the Stockholders agree that in the event that the Transfer is one which is to be effected involuntarily by the Transferring Stockholder, the purchase price per Share sold and purchased pursuant to this Section and the terms of payment shall be as set forth in SCHEDULE 1.

         vii) Except as otherwise provided in this Agreement, the purchase price for Shares sold and purchased pursuant to this Section shall be paid to the Transferring Stockholder as provided in SCHEDULE 1.

         viii)Shares Transferred by any Stockholder to a Related Party shall remain subject to SECTION 3(a) and such transferee shall be deemed a party to this Agreement for purposes of SECTION 3(a) and such shares shall remain subject to SECTION 3(a).

         ix) Shares transferred to Persons other than Related Parties in accordance with the terms and conditions of this Agreement shall no longer be subject to the provisions of this Agreement, including, without limitation, any of the restrictions or benefits contained herein.

     (b) Investor Co-Sale Rights.

         i) If Matzkin desires to Transfer any shares of Common Stock then owned by him in one or a series of related transactions to any person other than a Related Party and other than in connection with a Qualified Initial Public Offering or a sale to the Other Stockholders pursuant to SECTION 3(a), he shall give written notice (the "SALE Notice") to each Investor. The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of shares of Common Stock Matzkin proposes to Transfer (the "MATZKIN SALE SHARES") and the terms and conditions of the proposed Transfer. Matzkin will not consummate any Transfer until the first to occur of (x) 45 days after the Sale Notice has been given to the Investors or (y) 14 days after the date on which the Investors have given Matzkin written notice of their election to participate in the contemplated Transfer under this SUBSECTION 3(b). If an Investor elects to participate in such Transfer, the Investor shall first convert into Common Stock that number of Series A Preferred necessary to obtain the Matzkin Participation Amount. Upon conversion of the Investor's Series A Preferred, the Investor shall be entitled to sell in the contemplated Transfer, at the same price per share and on the same terms, the Matzkin Participation Amount by delivering written notice to Matzkin within 14 days after delivery of the Sale Notice. Failure of an Investor to notify Matzkin as provided herein shall be deemed an election by such Investor not to exercise his or its rights hereunder.

     In the event that the Matzkin Sale Shares constitute 10% or less of the Common Stock then owned by Matzkin, the "MATZKIN PARTICIPATION AMOUNT" shall be the number of shares of

Common Stock equal to the product of (x) the quotient determined by dividing the number of Common Stock and Underlying Common Stock owned by the Investor by the aggregate number of Common Stock and Underlying Common Stock owned by the Investor and Matzkin and (y) the Matzkin Sale Shares. In the event that the Matzkin Sale Shares constitute more than 10% of the Common Stock then owned by Matzkin, the "MATZKIN PARTICIPATION AMOUNT" shall be equal to the lesser of (x) the Matzkin Sale Shares and (y) the Common Stock then owned by the Investor.

         ii) If a Stockholder, other than Matzkin, owning 5% or more of the Common Stock and Underlying Common Stock (a "5% Holder"), desires to Transfer any of the Shares then owned by him in one or a series of related transactions to any Person other than a Related Party and other than in connection with a Qualified Initial Public Offering, he shall give written notice (the "Sale Notice") to the Investor. The Sale Notice shall disclose in reasonable detail the identity of the prospective transferee(s), the number of Shares the 5% Holder proposes to Transfer (the "CO-SALE SHARES") and the terms and conditions of the proposed Transfer. The 5% Holder will not consummate any Transfer until the first to occur of (x) 45 days after the Sale Notice has been given to the Investor or (y) l4 days after the date on which the Investors have given the 5% Holder written notice of their election to participate in the contemplated Transfer under this SUBSECTION 3(b). Failure of an Investor to notify the 5% Holder as provided herein shall be deemed an election by such Investor not to exercise his or its rights hereunder. If the Investor elects to participate in such Transfer, the Investor shall first convert into Common Stock that number of Series A Preferred necessary to obtain the 5% Holder Participation Number (as defined below). Upon conversion of the Investor's Series A Preferred, the Investor shall be entitled to sell in the contemplated Transfer, at the same price per share and on the same terms, the 5% Holder Participation Number by delivering written notice to the 5% Holder within 14 days after delivery of the Sale Notice.

     The "5% HOLDER PARTICIPATION NUMBER" shall be the number of the Shares equal to the product of (x) the quotient determined by dividing the number of Common Stock and Underlying Common Stock owned by the Investor by the aggregate number of Common Stock and Underlying Common Stock owned by the Investor and 5% Holder and (y) the Co-Sale Shares.

     SECTION 4. PREEMPTIVE RIGHTS.

     (a) Except for Permitted Issuances, if prior to a Qualified Initial Public Offering, the Company authorizes the issuance or sale of any shares of Common Stock or Underlying

Common Stock or any rights or options to subscribe for or purchase shares of Common Stock or Underlying Common Stock (collectively, "ADDITIONAL Shares"), the Company will first offer to sell to each of the Stockholders a portion of such stock or securities equal to the quotient determined by dividing (i) the number of shares of Common Stock and Underlying Common Stock held by such Stockholder by (ii) the total number of Common Stock and Underlying Common Stock held by all the Company's stockholders. The Additional Shares sold to a Stockholder pursuant to this Section shall be calculated to enable such Stockholder to maintain his or its percentage interest in the Company on a fully-diluted basis (excluding the effect of the exercise of all rights to acquire Common Stock or Underlying Common Stock arising from a Permitted Issuance) immediately prior to the proposed issuance. Each Stockholder shall be entitled to purchase Additional Shares at a price and on terms which are no less favorable to such Stockholder in any respect than any price or terms on which such Additional Shares is to be offered to any other Person. The purchase price for all Additional Shares offered to such Stockholder shall be payable in cash. The Company shall give each Stockholder at least thirty (30) days' prior written notice of any such proposed issuance setting forth in reasonable detail the proposed terms and conditions thereof and shall offer to each Stockholder the opportunity to purchase such Additional Shares at the same price, on the same terms and at the same time as such Shares are proposed to be issued by the Company. If the terms upon which such Additional Shares are being offered provide for consideration other than cash, then the Company shall make a reasonable determination of the cash value per share of such other consideration and such Stockholder shall pay such cash value for the Additional Shares, if any, being purchased by such Stockholder under this Section. A Stockholder may exercise his preemptive right by delivery of an irrevocable written notice thereof to the Company not more than fifteen t(15) days after receipt of the Company's notice, together with cash or a certified check in the amount of the purchase price of the Additional Shares being purchased by such Stockholder under this Section. Upon the issuance of Additional Shares as contemplated by this Section, in the event any Stockholder fails to exercise his preemptive rights as provided for in this Section, such right shall be deemed irrevocably waived with respect to such issuance of Additional Shares and such failure shall be deemed an election not to exercise the preemptive rights granted hereunder with respect to such issuance of Additional Shares. Upon a Public Offering, all preemptive rights provided herein shall automatically expire without further action and be of no further force or effect.

     (b) Except for Permitted Issuances, if prior to a Qualified Public Offering, the Company authorizes the issuance or sale of any securities other than Additional Shares (collectively, "OTHER SECURITIES"), the Company will first offer to sell to each of the Investors all, but not less than all, such Other Securities. The Investors shall be entitled to purchase such Other Securities at the price and on the terms as established by the Company and as set forth in a written term sheet which shall provide for the terms and conditions by which any potential investor shall purchase the Other Securities and which has been approved by the Board of Directors of the Company in its sole discretion (the "Term Sheet"). The purchase price for the Other Securities shall be payable in cash. The Company shall give each Investor at least fifteen (15) days' prior written notice of any proposed issuance of Other Securities, and such notice shall include a copy of the Term Sheet. If the terms upon which such Other Securities are being offered provide for consideration other than cash, then the Company shall make a reasonable determination of the cash value per share of such other consideration and such Investor shall pay such cash value for the Other Securities, if any, being purchased by such Investor under this Section. An Investor may exercise his preemptive right to purchase the Other Securities under this SUBSECTION 4(b) by delivery of an irrevocable written notice thereof to the Company not more than ten (10) days after receipt of the Company's notice, together with cash or a certified check in the amount of the purchase price of the Other Securities being purchased by such Investor under this Section. Upon the issuance of Other Securities as contemplated by this Section, in the event any Investor fails to exercise his preemptive rights as provided for in this Section, such right shall be deemed irrevocably waived with respect to such issuance of Other Securities and such failure shall be deemed an election not to exercise the preemptive rights granted hereunder with respect to such issuance of Other Securities. Upon a Public offering, all preemptive rights provided herein shall automatically expire without further action and be of no further force or effect.

     SECTION 5. SMITH PUT OPTION.

     (a) In the event that, as of January 1, 2001, the Company has not completed a Qualified Initial Public Offering, Smith shall, at any time thereafter, have the right to sell to the Company, and the Company shall be required to purchase, all, but not less than all, of the Shares then owned by Smith, by giving the Company written notice of his election to do so. Such purchase shall occur not later than one hundred twenty (120) days following the Company's receipt of such written notice from Smith. The purchase price for such Shares shall be determined in accordance with SCHEDULE II attached hereto and made a part hereof, and shall be paid as follows:

         i) twelve and one-half percent (12.5%) of the purchase price to be paid in cash on the date of closing specified in accordance with this Section; and

         ii) the remaining eighty-seven and one-half percent (87.5%) of the purchase price to be evidenced by a Promissory Note (a "Note") executed by the Company, which Note shall provide for deferred payments thereunder over a period of seven (7) years from the date of closing, paid in seven (7) equal annual installments payable on the anniversary dates of the closing, plus interest on the unpaid principal amount from time to time outstanding, at the rate of interest published on January 1 of each applicable calendar year (or the business day most closely approximating thereto after January 1), by the WALL STREET JOURNAL and designated as the "prime" rate of interest (the "Interest Rate") which Interest Rate shall be effective from and after that date through the remainder of such calendar year until the next change in the Interest Rate as provided herein. Interest shall be calculated based upon a three hundred and sixty (360) day year consisting of twelve (32) thirty (30) day months and charged for the actual number of days elapsed. Principal due under the Note shall be paid in seven (7) equal annual installments, each payable on the anniversary date of the closing. All accrued interest under the Note shall be paid in quarterly installments, in arrears, payable on the first business day of each January, April, July and October during the term of the Note. A final payment of all outstanding principal and interest owed thereunder shall be paid at maturity. The deferred portion of the purchase price for Shares shall be secured by a pledge of the Shares subject to purchase hereunder.


     (b) Upon completion of a Qualified Initial Public Offering, the put option provided for in this Section shall expire and be of no further force or effect.

     (c) Notwithstanding anything to the contrary contained herein, Smith agrees not to exercise his rights pursuant to this SECTION 5 until a date no earlier than six (6) months after the optional or mandatory redemption of the Investor's Series A Preferred as provided in the Certificate of Designation.

     SECTION 6. CALL OPTION ON SMITH'S SHARES. At any time after January 1, 2003, the Company (or Matzkin if the Company elects not to exercise its option to purchase under this SECTION 7) shall have the right to purchase from Smith, and Smith shall be required to sell to the Company or Matzkin, as applicable, all, but not less than all, of the Shares then owned by Smith, by giving Smith written notice of its or his election to do so. Such purchase shall occur not later than one hundred twenty (120) days following the date of delivery of such written notice from the Company or Matzkin, as applicable. The purchase price shall be determined in accordance with SCHEDULE II attached hereto, and shall be paid in accordance with the provisions of SUBSECTIONS 5(a)(i) AND (ii). Upon completion of a Qualified Initial Public Offering, the call option provided for in this Section shall expire and be of no further force or effect.

     SECTION 7. DEMAND REGISTRATION. Subject to the satisfaction of each of the requirements specified in this Section, the Company will use its best efforts to effect the registration of Smith or the Investors' Common Stock or Underlying Common Stock, as applicable, as provided herein:

     (a) If the Company shall receive at any time after the fourth (4th) anniversary of the First Closing or nine (9) months after the consummation of a Qualified Initial Public Offering, by the Company of its Common Stock, a written request from either Smith or the Investor (the "INITIATING HOLDER"), that the Company effect the registration of such Initiating Holder's Common Stock or Underlying Common Stock under the Securities Act, the Company shall promptly give written notice of such proposed registration to all Stockholders, stating that such holders have the right to request that any or all of the Common Stock or Underlying Common Stock owned by them be included in such registration. The Company shall include in such registration all Common Stock or Underlying Common Stock, as applicable, with respect to which the Company receives written requests from the holders thereof for inclusion therein subject to the limitations contained in this Section, and thereupon the Company will, as expeditiously as possible, use its best efforts to effect the registration, under the Securities Act, of such Common Stock or Underlying Common Stock, as applicable, which the Company has been requested to register for disposition by such holders.

     (b) The demand registration rights provided for in SUBSECTION 7(a) shall be deemed satisfied by the Company when one registration statement shall have been filed by the Company with and made effective by the Securities and Exchange Commission under the Securities Act pursuant to requests made pursuant to SUBSECTION 7(a) and the offerings pursuant to each such registration statement shall have closed. In addition to the rights provided in SUBSECTION 7(a), the Investor shall be entitled to one demand registration on Form S-2 or Form S-3, if available. The Company shall have no obligation to attempt registration of any offering of Common Stock or Underlying Common Stock under the Securities Act more often than once in any twelve (12) month period.

     (c) If the Company at any time proposes or is required to register any of its Common Stock or Underlying Common Stock under the Securities Act or any applicable state securities or blue sky laws on a form which permits inclusion of the Common Stock or Underlying Common Stock, as applicable, (other than on Form S-4 or S-8), it will each such time give written notice to all holders of then existing Common Stock or Underlying Common Stock, as applicable, of its intention to do so. Upon the written request of any such holder given not later than fifteen (15) days after the receipt of any such notice, the Company will use its best efforts to cause all Common Stock or Underlying Common which such holders shall have requested be registered to be registered under the Securities Act and any applicable state securities or blue sky laws, all to the extent required to permit the sale or other disposition by such holder of shares so registered. No registrations of Common Stock or Underlying Common Stock under this SUBSECTION 7(c) shall relieve the Company of its obligation to effect registrations under SUBSECTION 7(a) hereof, or shall constitute a registration request by any holder of Common Stock or Underlying Common Stock under SUBSECTION 7(a).

     (d) Whenever the Company is required by the provisions of this Agreement to use its best efforts to effect the registration of Common Stock or Underlying Common Stock, as applicable, of the Company under the Securities Act, the Company will, as expeditiously as possible:

         i) prepare and file with the Securities and Exchange Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become effective;

         ii) prepare and file with the Securities and Exchange Commission such post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of (Y) 120 days, or (Z) such time as necessary to permit each Stockholder to dispose of all of such Stockholder's Common Stock or Underlying Common Stock, as applicable, covered by the registration statement, whichever first occurs, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period in accordance with the intended method or methods of disposition of securities;

         iii) use its best efforts to register or qualify all the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall reasonably request, and do any and all other acts and things which may be necessary under such securities or blue sky laws to enable such seller to consummate the public sale or other disposition in such jurisdiction of the securities owned by such seller covered by such registration statement; PROVIDED, HOWEVER, that the Company shall not be required to (X) qualify to do business as a foreign business entity in any jurisdiction wherein it would not otherwise be required to qualify but for this subparagraph, (Y) subject itself to taxation in any such jurisdiction, or (Z) consent to general service of process in any such jurisdiction; and

         iv) pay, to the fullest extent allowable under applicable state securities and blue sky laws, all expenses incurred in effecting the registration(s) provided for in SUBSECTION 7(a) AND (b) hereof, and in effecting all of the registrations provided for in SUBSECTION 7(c) hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements of one law firm serving as counsel for the sellers (who shall be selected by Investors), underwriting expenses (other than underwriting discounts and commissions), expenses of any audits incident to or required by any such registration and expenses of complying with the securities or blue sky laws of any jurisdictions pursuant to SUBSECTION 7(d)(iii). Other than as provided in this SUBSECTION 7(d)(iv), the Company shall not be required to pay for the individual expenses of any sellers. With respect to a registration of securities pursuant to Section 7(a) hereof, the Company shall not be required to pay for expenses as set forth above for any such registration, the request for which has been withdrawn by the sellers, in which case the sellers causing the withdrawal of the registration statement shall promptly reimburse the Company for all reasonable expenses paid on their behalf and shall be responsible for all unpaid amounts relating to the withdrawn registration statement.


     (e) To the extent any Stockholder desires to include any Common Stock or Underlying Common Stock owned by such Stockholder in an underwritten primary or secondary offering of securities of the Company, whether pursuant to SUBSECTION 7(a), SUBSECTION 7(b), SUBSECTION 7(c) or otherwise, the following priorities shall govern and control:

         i) In the event the registration is an underwritten primary registration on behalf of the Company and the managing underwriters advise the Company in writing that, in their opinion, the number of securities to be included in such registration exceeds the number which can be sold at a price reasonably related to the then current market value of such securities and without materially and adversely affecting such offering, Company will include in such registration (X) first, the Common Stock that the Company proposes to sell, (Y) second, the Common Stock or Underlying Common Stock, as applicable, requested by the Stockholders to be included in such registration, PRO RATA among the Stockholders on the basis of the number of Common Stock and Underlying Common Stock that are owned by such Stockholders, and
              (Z) third, other securities requested to be included in such registration; and

         ii) In the event the registration is an underwritten secondary registration on behalf of the Stockholders, and the managing underwriters advise the Company in writing that, in their opinion, the number of shares of Common Stock and Underlying Common Stock requested to be included in such registration exceeds the number which can be sold at a price reasonably related to the then current market value of such securities and without materially and adversely affecting such offering, the Company will include in such registration (Y) first, the Common Stock and Underlying Common Stock requested to be included in such registration by the Stockholders, pro RATA among the Stockholders on the basis of the number of shares of Common Stock and Underlying Common Stock that are owned by such Stockholders, and (Z) second, other securities requested to be included in such registration; PROVIDED, however, that the Company will make reasonable efforts to structure any offering of its Common Stock pursuant to a registration under the Securities Act so that the securities registered under SUBSECTION 7(c) may account for at least 25% of such offering.

     (f) The Company shall have the right to select the investment banker or bankers who shall serve as the manager and/or co-managers for all registrations of offerings of securities under SECTION 7 hereof, PROVIDED, HOWEVER, that such banker or bankers shall be of recognized standing.

     (g) Notwithstanding anything to the contrary contained herein, no initial Public Offering of the Company shall be made unless made on the following terms and conditions:

         i) The annual revenues of the Company for the most recently completed fiscal year are $25,000,000 or more;

         ii) The net proceeds to the Company from such initial Public Offering of securities shall not be less than $10,000,000;

         iii) Such initial Public Offering constitutes a Qualified Initial Public Offering.

     SECTION 8. INDEMNIFICATION-RELATING TO REGISTRATION OF SHARES. In the event of a registration of any of the Shares under the Securities Act pursuant to
SECTION 7 hereof, the Company will indemnify and hold harmless each seller of such Shares thereunder and each underwriter of Shares thereunder and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Securities Act pursuant to SECTION 7, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such seller, such underwriter or such controlling person in writing specifically for use in such registration statement or prospectus.

     In the event of a registration of any of the Shares under the Securities Act pursuant to SECTION 7 hereof, each seller of such Shares thereunder, severally and not jointly, will indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement, each director of the Company, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Shares were registered under the Securities Act pursuant to SECTION 7 any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer, director, underwriter and controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that such seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such seller, as such, furnished in writing to the Company by such seller specifically for use in such registration statement or prospectus; PROVIDED, FURTHER, HOWEVER, that the liability of each seller hereunder shall be limited to the proceeds (net of underwriting discounts and commissions) received by such seller from the sale of Shares covered by such registration statement.

     Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party other than under this SECTION 8. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this SECTION 8 for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected; PROVIDED, HOWEVER, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party, or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

       Notwithstanding the foregoing, any indemnified party shall have the right to retain its own, counsel in any such action, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

     If the indemnification provided for in the first two paragraphs of this
SECTION 8 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions in respect thereof referred to therein, then each indemnifying party shall in lieu of indemnifying such indemnified party contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of the Company, on the one hand, and the underwriters and the sellers of such Shares, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give any notice under the third paragraph of this SECTION 8. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Company, on the one hand, or the underwriters and the sellers of such Shares, on the other, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Stockholder agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if all of the sellers of such Shares were treated as one entity for such purpose) or by any other method of allocation which did not take account. of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or action in respect thereof, referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, the sellers of such Shares shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Common Stock sold by each of them was offered to the public exceeds the amount of any damages which they would have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentations (within the meaning of Section 11(f) of the Securities Act), shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

     The indemnification of underwriters provided for in this SECTION 8 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. In that event the indemnification of the sellers of Shares in such underwriting shall at the sellers' request be modified to conform to such terms and conditions.

     SECTION 9. INDEMNIFICATION-STOCKHOLDER ACTING AS OFFICER OR DIRECTOR. The Company shall indemnify and hold harmless each Stockholder, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (as amended), from and against all liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees and costs) incurred or sustained by them as a result of their service to the Company, as a director or officer.

     SECTION 10. ENDORSEMENT OF STOCK CERTIFICATE. Each certificate evidencing an ownership interest in the Company, now or hereafter held by any Stockholder shall be stamped on the face or the back thereof with a legend in substantially the following form:

              "The shares represented by this Certificate were originally issued on October 25, 1996, and have not been registered under the Securities Act of 1933, as amended. The transfer of the securities represented by this Certificate is subject to the conditions specified in the Stockholders' Agreement, dated as of October 25, 1996, between the issuer (the "Company") and certain of its stockholders, and the Company reserves the right to refuse transfer of such securities until such conditions have been fulfilled with respect to such transfer. A copy of such conditions will be furnished by the Company to the holder hereof upon written request and without charge."

     SECTION 11. CONFIDENTIALITY. Each of the Stockholders (also referred to herein as "he", "him" and "his") hereby agrees that he and his Affiliates have been and will be, by virtue of his ownership of Shares of the Company, given access to and possession of certain valuable and confidential information, both verbal and written, which are proprietary to the Company and which information is sufficiently secret to derive economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or confidentiality (all of such proprietary and confidential information and business relationships and any other proprietary and confidential information collectively referred t-o herein as the "'Confidential Information"). Such Confidential Information specifically includes, without limitation: lists of actual or potential institutional and individual clients and customers, methods of operation, information regarding accounts, personnel files, contracts and agreements, trade secrets and other information, documents and materials regarding the past, present and future operations of the Company and its business; PROVIDED, HOWEVER, that Confidential Information shall not be subject to the restrictions set forth in this Section to the extent that (Y) it is or becomes available to the public from a source other than any Stockholder, or (Z) it is required by law to be disclosed by the Stockholder; PROVIDED, HOWEVER, that the Stockholder shall notify the President of the Company in writing at least ten (10) days prior to making any such contemplated disclosure of Confidential Information. The Stockholder covenants and agrees that he will, and will use all reasonable efforts to cause his Affiliates to, hold in confidence and not use or disclose, directly or indirectly, to any Person, during the period that the Stockholder owns Shares of the Company and at all times thereafter, except when and as specifically authorized by the Company for its benefit, any Confidential Information. The Stockholder further covenants and agrees that he will, and will use all reasonable efforts to cause his Affiliates to, deliver to the Company all tangible forms of such Confidential Information in his possession or control and, in addition thereto, any and all other information that they may have with respect to the Company. The Stockholder will not, and will use all reasonable efforts to cause his Affiliates to not, retain any copies of such Confidential Information.

     SECTION 12. EQUITABLE REMEDIES: DEFAULT. The Stockholders agree that the covenants contained in SECTIONS 2, 6 AND 11 hereof are vital to the viability of the Company and each of its respective businesses. In that regard, each Stockholder agrees that any breach or other action that, in the reasonable judgment of the Company, constitutes a threatened breach (a "THREATENED BREACH") of SECTION 2, 6 OR 11 hereof would cause irreparable and immediate harm to the Company and that money would not be an adequate remedy in the event of any such breach. By reason of the foregoing, Smith agrees that the Company shall be entitled to injunctive or other equitable relief in the event of any breach or Threatened Breach of SECTION 2, 6 OR 11 hereof, and hereby irrevocably waives any claim or defense that an adequate remedy is available at law and agrees not to interpose any claim or defense that an adequate remedy at law exists. In addition, each Stockholder agrees to reimburse the Company for any and all costs and expenses (including, without limitation, attorneys' fees and costs) incurred by the Company, as a result of their enforcing the terms and provisions of this Agreement. Nothing herein shall prevent the Company from electing to seek any monetary or other relief in addition to or in lieu of any equitable relief for breach or Threatened Breach of SECTION 2, 6 OR 11 hereof. The failure of the Company to promptly institute a legal action upon any such breach or Threatened Breach shall not constitute a waiver of that or any other breach or Threatened Breach hereof.

     In addition to the foregoing, a breach or Threatened Breach of any of the provisions of SECTION 2, 6 OR 11 hereof by one or more of any Stockholder's Affiliates shall constitute an event of default by such Stockholder.

     SECTION 13. BOARD OF DIRECTORS. The Stockholders hereby agree and acknowledge that the Stockholders will vote their Shares in the following manner:

     (a) so long as any shares of Series A Preferred or Underlying Common Stock shall be outstanding, the Company's Board of Directors (the "Board") shall at all times consist of the following four (4) individuals (or in the event any such individual is unwilling or unable to so serve, one of their representatives shall so serve): (1) Matzkin; (2) the Chief Operating Officer of the Company (initially, Mitchell Olan); (3) a representative of CIHL (initially, Raucci); and (4) Smith; and

     (b) Matzkin shall have three (3) votes and each of the other three (3) Board members shall have one (1) vote each. Therefore, there shall be a total of six (6) votes on each matter where the Board may vote or otherwise act. In the event that this SUBSECTION 13(b) is not enforceable, whether pursuant to applicable law or otherwise, the Stockholders agree to increase the size of the Board to six (6) members and to elect three (3) representatives chosen by Matzkin to serve as directors. The parties hereto agree to vote their shares in such a way that directors selected by Matzkin shall have 50\ of the aggregate number of votes held by the Board. In the event of a deadlock of the Board, then to resolve any such issue causing a deadlock, the holders of Common Stock together with the holders of the Series A Preferred voting on an as converted basis shall vote on and decide any such matter.

     (c) CIHL shall have the right, at its option and at its sole cost and expense to appoint an observer to attend any and all Board meetings and receive all materials distributed to the directors at such Board meetings (but such individual shall not be a member of the Board or have any voting rights).

     (d) There shall be an executive committee of the 90ard (the "EXECUTIVE COMMITTEE") established that shall consist of the following three (3) individuals: (1) Matzkin; (2) one representative designated by CIHL (initially, Raucci); and (3) Smith. The Executive Committee shall act on any issues delegated to it by the Board from time to time. The Executive Committee shall decide all matters within its purview by majority vote, and each member of the Executive Committee shall have one vote upon each such matter, subject in all events to review by the full Board.

     (e) A compensation committee of the Board (the "COMPENSATION COMMITTEE") shall be established when and as the Executive Committee shall determine. When established, the Compensation Committee shall consist of the following three (3) individuals: (1) Matzkin; (2) one representative designated by CIHL (initially, Raucci); and (3) Smith. The Compensation Committee shall act on any issues delegated to it by the Board from time to time pertaining to compensation of the Corporation's senior management, including, without limitation, the issuance of stock options, bonuses, and/or other securities and/or property. The Compensation Committee shall decide all matters within its purview in the same manner as the Executive Committee, subject in all events to review by the full Board.

     (f) An audit committee of the Board (the "AUDIT COMMITTEE") shall be established when and as the Executive Committee shall determine. When established, the Audit Committee shall consist of the following three (3) individuals: (1) Matzkin; (2) one representative designated by CIHL (initially, Raucci); and (3) Smith. The Audit Committee shall act on any issues delegated to it by the Board from time to time pertaining to the Corporation's accounting practices and financial controls, selection of independent auditors and related items. The Audit Committee shall decide all matters within its purview in the same manner as the Executive Committee, subject in all events to review by the full Board.

     SECTION 14. KEY-MAN LIFE INSURANCE. The Company shall increase the amount of key-man life insurance policy on the life of Steven R. Matzkin (the "MATZKIN LIFE INSURANCE") by the face amount of $1,500,000 from that currently in effect as of the date hereof. The Matzkin Life Insurance shall be in full force and effect as of the First Closing. The Matzkin Life Insurance policy shall name the Company as beneficiary.

     SECTION 15. HEADINGS. The headings, titles and subtitles herein are for convenience of reference only and shall not in any manner affect the construction or interpretation of any of the provisions hereof.

     SECTION 16. PRIOR AGREEMENTS. This Agreement shall supersede all prior agreements, communications, understandings and negotiations among the parties hereto, including, without limitation, the Shareholders Agreement, dated as of January 3, 1994, by and among Golden Care Holdings, L.C., a Florida limited liability company (and a predecessor of the Company), Matzkin and Smith.

     SECTION 17. ENTIRE AGREEMENT. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and no representations, promises, agreements or understandings, written or oral, not contained herein shall be of any force or effect.

     SECTION 18. MUTUAL CONTRIBUTION. The parties to this Agreement and their counsel have mutually contributed to its drafting. Consequently, no provision of this Agreement shall be construed against any party on the ground that such party drafted the provision or caused it to be drafted.

     SECTION 19. NOTICES. Except as provided otherwise herein, all notices referred to herein shall be in writing and will be delivered by (i) registered or certified mail, return receipt requested and postage prepaid, (ii) reputable overnight courier service, charges prepaid, or (iii) telecopier (and confirmed by return facsimile) and will be deemed to have been given when so mailed or sent (i) to the Company, at its principal executive offices and (ii) to the Stockholders, at each Stockholder's address as it appears in the stock records of the Company (unless otherwise indicated by such Stockholder).

     SECTION 20. TERM. This Agreement shall continue to be in full force and effect so long as any of the Stockholders or their transferees hold, directly or indirectly, Shares subject hereto.

     SECTION 21. ASSIGNMENT: THIRD PARTY BENEFICIARIES. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns; provided, that Except as specifically provided herein, neither this Agreement nor the benefits provided herein, shall be assignable in any respect without the prior written consent of the Company provided, however, such consent shall not be required in connection with an assignment of this Agreement to an Affiliate of CIHL. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not party to this Agreement.

     SECTION 22. AMENDMENT. Neither this Agreement nor any provisions hereof shall be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any such waiver, modification, discharge or termination is sought.

     SECTION 23. FURTHER ASSURANCES. Each party hereto agrees to execute any further documents, agreements or instruments, and to perform any further acts and deeds, that may be necessary to carry out the terms and provisions of this Agreement.

     SECTION 24. GOVERNING LAW. This Agreement Shall Be Construed, Performed And Enforced In Accordance With, And Governed By The Internal Laws Of The State Of Delaware, Without Giving Effect To The Principles Of Conflicts Of Law Thereof.

     SECTION 25. VENUE. Any Action Or Proceeding To Enforce Any Provision Of, Or Based On Any Right Arising Out Of, This Agreement Shall Be Brought Against Any Of The Parties In State Or Federal Courts Located In Sarasota County, Florida And Each Of The Parties Hereby Consents To The Non-Exclusive Jurisdiction Of Such Courts (And Of The Appropriate Appellate Courts) In Any Such Action Or Proceeding And Waives Any Objection To Venue Laid Therein; PROVIDED, That An Action To Enforce A Judgment Obtained In Any Such Courts May Be Brought In Any Appropriate Venue.

     SECTION 26. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or this Agreement.

     SECTION 27. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

                            [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stockholders Agreement as of the date first written above.

Company:
                                          DENTAL CARE ALLIANCE, INC.

                                          By:______________________________
                                          Title:___________________________

Stockholders:
                                          _________________________________
                                          CURTIS LEE SMITH, JR.


                                          _________________________________

       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stockholders Agreement as of the date first written above.

Company:
                                          DENTAL CARE ALLIANCE, INC.

                                          By:_____________________________
                                          Title:

Stockholders:
                                          ________________________________
                                          CURTIS LEE SMITH, JR.


                                          ________________________________
                                          STEVEN R. MATZKIN

Stockholders:

                                          CRESCENT INTERNATIONAL
                                            HOLDINGS LIMITED

                                          By:____________________________
                                          Title:  Attorney-In-Fact



                                          ________________________________
                                          ROBERT F. RAUCCI